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                                                                   EXHIBIT 10.35

                 FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK

                            Up to 22,000,000 Shares

                 Class A Common Stock and Class C Common Stock

                          Placement Agency Agreement


                                                                   July 12, 1994

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Dear Sirs:

     Fidelity Federal Bank, A Federal Savings Bank (the "Bank"), proposes to issue and sell a minimum of 20,952,381 shares and a maximum of 22,000,000 shares of its Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), and Class C Common Stock, par value $0.01 per share ("Class C Common Stock"; the Class A Common Stock and Class C Common Stock offered hereby being referred to collectively as the "Offered Shares"), to certain investors (the "Offering") in accordance with the terms and subject to the conditions hereof and of certain stock purchase agreements to be entered into by each of such investors (the "Investor Purchase Agreements"). Prior to allocating more than the minimum of 20,952,381 shares, which allocation will be at J.P. Morgan's sole discretion, J.P. Morgan will consult with the Pricing Committees of the Board of Directors of the Bank and Citadel Holding Corporation ("Citadel"). The shares of common stock of the Bank to be outstanding after giving effect to the sale of the Offered Shares are herein referred to as "Common Stock."

     In anticipation of the Offering, Citadel and the Bank have entered into a master letter agreement dated as of october 29, 1993, as amended (the "Master Engagement Letter") with J.P. Morgan Securities Inc. ("J.P. Morgan") and certain other letter agreements dated May 2, 1994 and dated as of June 15, 1994 with J.P. Morgan (together with the Master Engagement Letter, the "Engagement Letters"), pursuant to which J.P. Morgan has agreed to provide certain services to Citadel and the Bank in consideration of the fees provided for therein. Citadel and the Bank wish to enter into this Agreement with J.P. Morgan in J.P. Morgan's capacity as the placement agent of the Bank in soliciting offers to purchase the Offered Shares on the terms and subject to the conditions set forth herein. Except as
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expressly modified or supplemented hereby, the terms of the Engagement Letters shall remain in full force and effect.

     The Bank has prepared and filed with the Office of Thrift Supervision (the "OTS") an offering circular on Form OC (OTS Docket No. 5770) for the registration of the Offered Shares and the shares of Class A Common Stock issuable upon conversion of the Class C Common Stock under the rules and regulations of the OTS included in 12 C.F.R. Part 563b and Part 563g and all related applicable regulations (collectively, the "OTS Regulations") and has prepared and filed such amendments thereto and such amended offering circulars on Form OC as may have been required prior to the date hereof, and will file such additional amendments thereto and such amended offering circulars as may hereafter be required pursuant to the OTS Regulations. Any such additional amendments or amended offering circulars shall be filed in a form reasonably satisfactory to J.P. Morgan and J.P. Morgan's counsel. The Form OC, as amended at the time it becomes effective (including any documents filed as exhibits thereto) is hereinafter called the "Form OC," and the offering circular included therein on file with the OTS at the time the Form OC is declared effective is hereinafter called the "Offering Circular," except that, if the Bank files a post-effective amendment to such Form OC which becomes effective prior to the Closing Date (as defined below), "Offering Circular" shall refer to such offering circular as so amended, and except that, if any revised offering circular shall be provided to J.P. Morgan by the Bank for use in connection with the Offering of the Offered Shares which differs from the Offering Circular on file at the OTS at the time the Offering Circular becomes effective (whether or not such revised Offering Circular is required to be filed with the OTS pursuant to the OTS Regulations), "Offering Circular" shall refer to such revised offering circular from and after the time it is first provided to J.P. Morgan for such use.

     The Bank hereby agrees with J.P. Morgan as follows:

     1. The Bank agrees to issue and sell the Offered Shares upon the basis of the representations and warranties contained herein and in the Investor Purchase Agreements but subject to the conditions stated herein and in the Investor Purchase Agreements at a purchase price of $5.25 per share.

     2. The Bank understands that J.P. Morgan intends (i) to offer the Offered Shares to investors as soon after the Form OC and this Agreement have become effective as in the judgment of J.P. Morgan is advisable and (ii) to offer the Offered Shares upon the terms set forth in the Offering Circular and the Investor Purchase Agreement. The Offering

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     shall commence on the date hereof and shall expire at 5:30 pm, New York time, on July 28, 1994. Thereafter, the Offering cannot be extended without the written consent of each investor who has previously delivered an executed Investor Purchase Agreement. Each prospective investor who wishes to purchase Offered Shares shall be required to deliver to J.P. Morgan a completed Investor Purchase Agreement in the form accompanying the Offering Circular which will be submitted to J.P Morgan. J.P. Morgan and the Bank shall each have the absolute right prior to the time that an Investor Purchase Agreement becomes a binding obligation between the purchaser and the Bank to reject any offer by a prospective investor for any reason, and any such rejection shall not be deemed a breach of any obligations of either J.P. Morgan or the Bank hereunder.

               3. Payment for the Offered Shares shall be made by the several investors upon the instructions of Fidelity by 12:00 p.m. noon (EDT) on the business day prior to the Closing Date to First Trust, N.A., acting as Escrow Agent (the "Escrow Agent") pursuant to the Escrow Agreement dated as of July 12, 1994 among the Escrow Agent, Fidelity, Citadel and J.P Morgan (the "Escrow Agreement"). Each prospective investor is to make payment in an amount necessary to purchase the Offered Shares such investor has agreed to purchase pursuant to such investor's Investor Purchase Agreement. The Closing shall be held at the offices of Gibson, Dunn & Crutcher, 333 South Grand Avenue, Los Angeles, California 90071 at 10:00 A.M., Los Angeles time on such date not later than August 4, 1994 as the Bank, Citadel and J.P. Morgan shall agree, which date shall be promptly notified to the Escrow Agent (the "Closing Date"). The Closing Date, once established, may be extended upon notice to the Escrow Agent by agreement among Fidelity, Citadel and J.P. Morgan to a date not later than August 4, 1994 by notice to the subscribers no later than 10 A.M. (EDT) on the day prior to the Closing as then scheduled and in accordance with the Investor Purchase Agreement. The Closing Date cannot be extended without the written consent of each investor who has previously delivered an executed Investor Purchase Agreement. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

               Payment for the Offered Shares shall be made on the Closing Date by the Escrow Agent upon the direction of Fidelity and J.P. Morgan in accordance with the terms of the Escrow Agreement by wire transfer of immediately available funds to an account specified by Fidelity against delivery to J.P. Morgan for the account of the investors of the Offered Shares registered in such names and in such denominations as J.P. Morgan on behalf of the investors shall request in writing not later than two full Business

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     Days prior to the Closing Date with any transfer taxes payable in connection with the transfer to investors of the Offered Shares duly paid by the Bank. The certificates for the Offered Shares will be made available for inspection and packaging by J.P. Morgan at the office of J.P. Morgan Securities Inc. at 444 South Flower, Los Angeles, California not later than 3:00 P.M., Los Angeles time, on the Business Day prior to the Closing Date.

     4. The Bank represents and warrants to J.P. Morgan that:

           (a) no order preventing or suspending the use of any preliminary offering circular has been issued by the OTS, and each preliminary offering circular filed as part of the Form OC as originally filed or as part of any amendment thereto or filed pursuant to OTS Regulations complied when so filed in all material respects with the OTS Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to J.P. Morgan furnished to the Bank in writing by J.P. Morgan expressly for use therein;

           (b) no stop order suspending the effectiveness of the Form OC has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the OTS; and the Form OC and Offering Circular (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with OTS Regulations and do not and will not, as of the applicable effective date as to the Form OC and any amendment thereto and as of the date of the Offering Circular and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Offering Circular, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Form OC or the Offering

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     Circular made in reliance upon and in conformity with information relating to J.P. Morgan furnished to the Bank in writing by J.P. Morgan expressly for use therein;

          (c) the historical financial statements, and the related notes thereto, included in the Form OC and the Offering Circular (1) comply in all material respects as to form with the applicable accounting requirements of the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder (collectively, the "Securities Act") and the OTS Regulations (or, to the extent such financial statements do not so comply, the OTS has granted a waiver with respect thereto) and (2) present fairly the consolidated financial position of the Bank and its consolidated subsidiaries as of the dates indicated and the results of their operations and consolidated cash flows for the periods specified in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Form OC present fairly the information required to be stated therein; and the pro forma financial information, as well as the related notes thereto, included in the Form OC and the Offering Circular, has been prepared in accordance with the applicable requirements of the Securities Act (or to the extent such financial statements do not so comply, the OTS has granted a waiver with respect thereto) and is based upon good faith estimates and assumptions believed by the Bank to be reasonable;

          (d) since the respective dates as of which information is given in the Form OC and the Offering Circular, (1) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Bank and its subsidiaries, taken as a whole, (2) except as set forth or contemplated in the Offering Circular neither the Bank nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Bank and its subsidiaries taken as a whole, (3) neither the Bank nor any of its subsidiaries has issued or purported to issue any securities or incurred any material liability or obligation, direct or contingent, for borrowed money, except in the ordinary course of its banking business, (4) except as described or contemplated in the Offering Circular, the Bank has not entered into or modified any material agreement with the OTS or any regulatory or supervisory agency or body

                                       5
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     which would materially adversely affect the ability of the Bank and its subsidiaries to continue to conduct their respective businesses as now currently conducted, and (5) except as contemplated by the Offering Circular, the Bank has not declared or paid any dividend;

          (e) the Bank has been duly incorporated and is validly existing as a federally-chartered stock savings bank in good standing under the laws of the United States, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular and to perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Bank and its subsidiaries taken as a whole;

          (f) each of the Bank's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Bank and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Bank have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Bank, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

          (g) this Agreement has been duly authorized, executed and delivered by the Bank;

          (h) the Amended and Restated Charter S of the Bank (the "Amended Charter") has been duly adopted by the Board of Directors of the Bank and Citadel as sole stockholder of the Bank and on or prior to the Closing Date will have been duly filed with the OTS;

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          (i) the outstanding share of capital stock of the Bank has been duly authorized and validly issued, is fully-paid and non-assessable and is not subject to any pre-emptive or similar rights; upon the filing of the Amended Charter with the OTS, the authorized capital stock of the Bank will conform as to legal matters to the description thereof set forth in the Form OC and Offering Circular and, except as described in or expressly contemplated by the Offering Circular, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Bank or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Bank or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

          (j) upon filing of the Amended Charter with the OTS the Offered Shares to be issued and sold by the Bank pursuant to this Agreement will be duly authorized, and, when delivered and paid for in accordance with the terms of this Agreement and the Investor Purchase Agreements, will have been duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Offering Circular; and the issuance of the Offered Shares is not subject to any preemptive or similar right; upon filing of the Amended Charter with the OTS, the Class B Common Stock, par value $.01 per share (the "Class B Common Stock") will be duly authorized; upon such filing there will be outstanding 6,595,624 shares of Class B Common Stock, subject to reduction as described in the Offering Circular and the Investor Purchase Agreements; and all of such outstanding shares of Class B Common Stock will have been duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Offering Circular;

          (k) upon the filing of the Amended Charter with the OTS, the Class A Common Stock issuable upon conversion of the Class C Common Stock will be duly authorized and reserved for issuance upon such conversion and when such Class A Common Stock is issued upon conversion in accordance with the Amended Charter such Class A Common Stock will be duly issued and fully paid and non-assessable and the issuance of such Class A Common Stock is not subject to any preemptive or similar rights;

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          (1) the reclassification of the Bank's existing Common Stock into
     Class B Common Stock in accordance with the Amended Charter and the delivery to Citadel of certificates evidencing the Class B Common Stock is exempt from the registration requirements of the OTS Regulations;

          (m) each of the various transactions forming a part of the Restructuring and Recapitalization (in each case as defined in the Form OC) and all agreements relating thereto to which the Bank is a party ("Restructuring Agreements") nave been duly authorized by all necessary action on the part of the Bank and Citadel as its sole stockholder and when any such agreements are duly executed by the Bank, such agreements will be valid and binding obligations of the Bank;

          (n) the performance by the Bank of the Restructuring and the Restructuring Agreements and the consummation of the transactions contemplated thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the existing Charter or By-Laws of the Bank or, upon filing with the OTS, the Amended Charter and Amended By-Laws of the Bank or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank, its subsidiaries or any of their respective properties; and all consents, approvals, authorizations, orders, registrations or qualifications of or with any such court or governmental agency or body of the United States or any State thereof required for the performance by the Bank of the Restructuring and the Restructuring Agreements and the consummation of the transactions contemplated thereby have been obtained and are in full force and effect;

          (o) neither the Bank nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, (1) its Charter, certificate of incorporation or By-Laws or, in the case of the Bank as of the Closing Date, its Amended Charter or Amended By-Laws, or (2) any material indenture, mortgage, deed of trust, loan agreement or

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     other material agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Bank and its subsidiaries taken as a whole; the issue and sale of the Offered Shares, the reclassification of the Bank's existing common stock into Class B Common Stock in accordance with the Amended Charter, the performance by the Bank of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the existing Charter and By-Laws of the Bank or, upon filing with the OTS, the Amended Charter or the Amended By-Laws of the Bank or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank, its subsidiaries or any of their respective properties; and all consents, approvals, authorizations, orders, registrations or qualifications of or with any such court or governmental agency or body of the United States or any State thereof required for the issue and sale of the Offered Shares, the reclassification of the Bank's existing common stock into Class B Common Stock in accordance with the Amended Charter, and the consummation by the Bank of the transactions contemplated by this Agreement have been obtained and are in full force and effect, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Regulations and as may be required under state securities or Blue Sky Laws in connection with the distribution of the Offered Shares;

          The parties hereto understand that opinions of Delaware law regarding any authorizations of the Restructuring and Recapitalization required from the stockholders of Citadel will be provided by Morris, Nichols, Arsht & Tunnel, which opinions will be rendered to J.P. Morgan at the request of the Bank and Citadel and shall so state therein.

          (p) the Bank and its subsidiaries have conducted and are conducting their businesses so as to comply

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     with all applicable statutes and regulations where the failure to so comply would have a material adverse effect on the Bank and its subsidiaries considered as one enterprise (including, without limitation, all regulations, decisions, directives and orders of the OTS and any other applicable bank or savings and loan regulatory agency), and neither the Bank nor its subsidiaries is in violation of any written directive from the OTS or any other bank or savings and loan regulatory agency to make any material change in the method of conducting its business except to the extent that any such violation would not have a material adverse effect on the Bank and its subsidiaries taken as a whole;

          (q) other than as set forth or contemplated in the Offering Circular, there are no legal or governmental proceedings pending or, to the knowledge of the Bank, threatened to which the Bank or any of its subsidiaries is or may be a party or to which any property of the Bank or any of its subsidiaries is or may be the subject which, if determined adversely to the Bank, would individually or in the aggregate reasonably be expected to have a material adverse effect on the business, prospects, management, financial position, stockholders' equity or results of operations of the Bank and its subsidiaries, taken as a whole, and, to the best of the Bank's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Offering Circular or required to be described in the Offering Circular which are not filed or described as required;

          (r) the Bank and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Offering Circular or such as do not materially adversely affect the Bank and its subsidiaries taken as a whole; and any real property and buildings held under lease by the Bank and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material to the Bank and its subsidiaries taken as a whole;

          (s) no relationship, direct or indirect, exists between or among the Bank or any of its subsidiaries on the one hand, and the directors, officers,

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     stockholders, customers or suppliers of the Bank or any of its subsidiaries on the other hand, which is required by the Securities Act or the OTS Regulations to be described in the Offering Circular which is not so described;

           (t) other than as set forth or contemplated in the Offering Circular, no person has the right to require the Bank to register any securities for offering and sale under the Securities Act or the OTS Regulations by reason of the filing of the Offering Circular with the OTS or the issue and sale of the Offered Shares;

           (U) the Bank and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Bank and its subsidiaries, taken as a whole; the costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup or closure of properties and any potential liabilities for third parties) associated with compliance with Environmental Laws would not, individually or in the aggregate, have a material adverse effect on the Bank and its subsidiaries, taken as a whole;

           (v) the accountants who certified the financial statements and supporting schedules of the Bank included in the Form OC are independent public accountants as required by Parts 563 and 571 of the OTS Regulations contained in Chapter V of Title 12 of the Code of Federal Regulations and within the meaning of the Securities Act and the rules and regulations thereunder;

           (w) the Bank is a member in good standing of the Federal Home Loan Bank System, whose deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund of the FDIC, and no

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     proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Bank, threatened;

          (x) the Bank and its subsidiaries possess such licenses, permits and other governmental authorizations and have made all declarations and filings with all governmental authorities (including the OTS) and self-regulatory organizations as are currently required for the conduct of their respective businesses (except in such cases where the failure to possess any such license, permit or authorization or the failure to make such declaration or filing would not have a material adverse effect on the Bank and its subsidiaries taken as a whole); all such licenses, permits and other governmental authorizations and all such declarations and filings are in full force and effect, and the Bank and its subsidiaries are in compliance therewith (except in such cases where noncompliance would not have a material adverse effect on the Bank and its subsidiaries taken as a whole) and neither the Bank nor its subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization or any such declaration or filing;

          (y) the forms of certificate being used to evidence the Offered Shares and the Class B Common Stock are each in due and proper form; and

          (z) the Bank has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198 Laws of Florida).

          (aa) at or for the year ended December 31, 1993, none of the Bank's subsidiaries (other than, at the time of Closing, Gateway) has assets or net income that amount to more than 3% of the consolidated assets or consolidated net income (loss) of the Bank, and the aggregate assets and net income of the subsidiaries of the Bank do not exceed 5% of the consolidated assets or net income of the Bank, respectively.

          5. Citadel represents and warrants to J.P. Morgan that:

          (a) no transaction has been entered into, and no arrangement or other relationship, direct or indirect, exists between or among the Bank or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Bank or any of its subsidiaries on the other hand, which is required by the Securities Act or the OTS

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     Regulations to be described in the Offering Circular which is not so described;

          (b) Citadel has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as currently being conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and Citadel is duly registered as a savings and loan holding company pursuant to 12 U.S.C. (S)1468a;

          (c) Gateway Investment Services, Inc. ("Gateway") has been duly incorporated and is validly existing as a corporation under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as currently being conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on Gateway and its subsidiaries, taken as a whole; and all the outstanding shares of capital stock of Gateway ("Gateway Stock") have been duly authorized and validly issued, are fully-paid and non-assessable, and as of the date hereof are owned by Citadel, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims; upon the sale of the Gateway Stock to the Bank as described in the Offering Circular, the Bank will acquire the Gateway Stock free and clear of all liens, encumbrances, security interests and claims;

          (d) this Agreement has been duly authorized, executed and delivered by Citadel;

          (e) neither Citadel nor Gateway is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Citadel or Gateway is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to Citadel and its subsidiaries taken as a whole;

               (f) each of the various transactions forming a part of the Restructuring and the Recapitalization and all agreements relating thereto to which Citadel is a party ("Citadel Restructuring Agreements") have been duly authorized by all necessary action on the part of Citadel and its stockholders and when any such agreements are duly executed by Citadel such agreements will be valid and binding obligations of Citadel;

               (g) the performance by Citadel of the Restructuring and the Recapitalization and the Citadel Restructuring Agreements and the consummation of the transactions contemplated thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Citadel is a party or by which Citadel is bound or to which any of the property or assets of Citadel is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of Citadel or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Citadel, its subsidiaries or any of their respective properties; and all consents, approvals, authorizations, orders, registrations or qualifications of or with any such court or governmental agency or body of the United States or any State thereof required for the performance by Citadel of the Restructuring, the Recapitalization and the Citadel Restructuring Agreements and the consummation of the transactions contemplated thereby have been obtained and are in full force and effect;

               (h) there are no legal or governmental proceedings pending or, to the knowledge of Citadel, threatened to which Citadel or Gateway is or may be a party which if adversely determined could individually or in the aggregate reasonably be expected to have upon consummation of the Restructuring and the Recapitalization a material adverse effect on the business, prospects, management, financial position, stockholders' equity or results of operations of the Bank and its subsidiaries taken as a whole, and to the best of Citadel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

          (i) Gateway has conducted and is conducting its business so as to comply with all applicable statutes and regulations where the failure to so comply would have a material adverse effect on the Bank and Gateway taken as a whole; Gateway possesses such licenses, permits and other governmental authorizations and has made all declarations and filings with all governmental authorities and self regulatory organizations as are currently required for the conduct of its businesses (except in such cases where the failure to possess any such license, permit or authorization or the failure to make such declaration or filing would not have a material adverse effect on the Bank and Gateway taken as a whole), all such licenses, permits and other governmental authorizations and all such declarations and filings are in full force and effect, and Gateway is in compliance therewith in all material respects; and neither Citadel nor Gateway has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization or any such declaration or filing.

     6. The Bank hereby reaffirms the appointment of J.P. Morgan as sales agent (the "Placement Agent") for the Offered Shares and grants to J.P. Morgan the exclusive right to solicit offers to purchase the Offered Shares pursuant to the terms of this Agreement. On the basis of the representations and warranties of the Bank and Citadel contained herein, and subject to the terms and conditions set forth herein, J.P. Morgan hereby accepts such appointment and agrees to use J.P. Morgan's best efforts to solicit offers to purchase from the Bank all of the Offered Shares pursuant to the terms of this Agreement.

     As compensation for your services in acting as Placement Agent hereunder, you shall receive an aggregate placement agency fee of 4% of the aggregate purchase price for all of the Offered Shares sold to investors. Such fee, together with the 1% fee payable pursuant to clause (c)(ii)(B) under the caption "Fees" in the Master Engagement Letter (net of a credit (i) for prior retainer payments of $250,000 and (ii) up to $250,000 of fees and expenses actually paid to Bear Stearns & Co. Inc. in connection with the delivery of the financial advisory opinion referred to in Section 9(u) hereof), shall be payable by the Bank on the Closing Date to J.P. Morgan by instructing the Escrow Agent to make a wire transfer of immediately available funds in accordance with the terms of the Escrow Agreement to an account specified by J.P. Morgan. The foregoing fees shall be in addition to all other fees and other amounts payable to J.P. Morgan by the Bank or Citadel pursuant to the Engagement Letters and this Agreement and payment of the foregoing fees shall in no way limit or modify J.P. Morgan's rights under such Engagement Letters.

     7. The Bank covenants and agrees with J.P. Morgan as follows:

          (a) to use its best efforts to cause the Form OC to become effective at the earliest possible time.

          (b) to deliver, at the expense of the Bank, to J.P. Morgan, two signed copies of the Form OC (as originally filed) and each amendment thereto, in each case including exhibits and, during the period mentioned in paragraph
     (e) below, to J.P. Morgan as many copies of the Offering Circular (including all amendments and supplements thereto) as J.P. Morgan may reasonably request;

          (c) before filing any amendment or supplement to the Form OC or the Offering Circular, whether before or after the time the Offering Circular becomes effective, to furnish to J.P. Morgan a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which J.P. Morgan reasonably objects;

          (d) to advise J.P. Morgan promptly, and to confirm such advice in writing, (i) when the Form OC shall become effective, (ii) when any amendment to the Form OC shall have become effective, (iii) of any request by the OTS for any amendment to the Form OC or any amendment or supplement to the Offering Circular or for any additional information, (iv) of the issuance by the OTS of any stop order suspending the effectiveness of the Form OC or the initiation or threatening of any proceeding for that purpose, and (v) of the receipt by the Bank of any notification with respect to any suspension of the qualification of the Offered Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to use its best efforts to obtain as soon as possible the withdrawal thereof;

          (e) during the time when an Offering circular is required to be delivered under the OTS Regulations, to comply at the Bank's own expense with all requirements imposed upon it by the OTS and with the OTS Regulations and all other applicable laws, as now in effect and as hereafter amended, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Offered Shares in accordance with the provisions hereof and the Offering Circular.

          (f) if, during such period of time after the first date of the public offering of the Offered Shares as in the opinion of counsel for J.P. Morgan an Offering Circular relating to the Offered Shares is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances when the Offering Circular is delivered, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with the Regulations, forthwith to prepare and furnish, at the expense of the Bank, to J.P. Morgan and to other dealers upon request, such amendments or supplements to the Offering Circular as may be necessary so that the statements in the Offering Circular as so amended or supplemented will not, in the light of the circumstances when the Offering Circular is delivered, be misleading or so that the Offering Circular will comply with law;

          (g) to endeavor to qualify the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as J.P. Morgan shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Offered Shares and to pay all fees and expenses (including fees and disbursements of your counsel) reasonably incurred in connection with such qualification; provided that
                                                                --------
     the Bank shall not be required to file a general consent to service of process in any jurisdiction;

          (h) to make generally available to its security holders and to J.P. Morgan as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Bank occurring after the effective date of the Form OC, which shall satisfy the provisions of Rule 158 of the SEC under the Securities Act;

          (i) for a period of five years following the Closing Date, to furnish to J.P. Morgan copies of all reports or other communications (financial or other) furnished to holders of Offered Shares, and copies of any reports and financial statements furnished to or filed with the OTS;

          (j) for a period of 180 days after the date hereof not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of the Bank or any securities convertible into or exercisable or exchangeable for shares of Common Stock of the Bank without the prior written consent of J.P. Morgan (such Consent not to be unreasonably withheld in the case of an offering of Common Stock being made at the request of the OTS), other than the Offered Shares, the shares of Class B Common Stock issuable upon filing with the OTS of the Amended Charter, shares of Class A Common Stock issuable upon conversion of Class B Common Stock and Class C Common Stock in accordance with the provisions of the Amended Charter, the grant of options to purchase Class A Common Stock granted or to be granted to employees of the Bank pursuant to employee stock option plans and any shares of Class A Common Stock of the Bank issued under employee stock plans of the Bank.

          (k) to pay all costs and expenses incident to the performance of its and Citadel's obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Offered Shares, (ii) incident to the preparation, printing and filing of the Form OC, the Offering Circular and any preliminary Offering Circular (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Offered Shares under the laws of such jurisdictions as J.P. Morgan may designate (including fees of counsel for J.P. Morgan and its disbursements), (iv) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc. and (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memorandum and the furnishing to J.P. Morgan of copies of the Form OC and the Offering Circular, including mailing and shipping, as herein provided;

          (1) to file securities sale reports pursuant to, and at the time or times and in the form and manner required by, the OTS Regulations; and

          (m) at any time until five years from the date hereof that the Bank is not subject to the information and reporting requirements of 12 U.S.C.
     (S) 563g.18 (or any successor provision), to furnish such holder of Common Stock within 120 days following the end of each fiscal year of the Bank with an annual report of the Bank containing audited consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm of recognized standing and to furnish each holder of Common Stock within 60 days following the end of the first three fiscal quarters in each fiscal year of the Bank with quarterly reports of the Bank containing unaudited consolidated financial statements together with, in each case, a "Management's Discussion and Analysis of Financial Condition and Results of Operations." The holders from time to time of the Common Stock shall be third party beneficiaries of the obligations of the Bank pursuant to this paragraph (m), will be entitled to enforce directly the requirements of this paragraph (m) and no amendment or waiver of this paragraph (m) will be effective without the prior written consent of the holders of a majority of shares of Class A Common Stock then outstanding.

          8. During the period from the date hereof to the Closing Date except as otherwise expressly provided in this Agreement or described in the Offering Circular, Citadel and the Bank jointly and severally covenant and agree that:

          (a) the Bank, its subsidiaries and Gateway shall (i) conduct their respective businesses in the usual, regular and ordinary course consistent with past practice and (ii) use their respective best efforts to maintain and preserve intact their respective business organizations, employees and material business relationships and retain the services of their respect officers and key employees;

          (b) the Bank and Citadel shall not take any action and shall not fail to act if such action or failure to act would adversely affect or delay its or their ability or the ability of any investor to obtain all necessary consents, approvals, authorizations, licenses, waivers or orders of any governmental authority required for the transactions contemplated by this Agreement or required for the transactions contemplated by Restructuring and Recapitalization.

          9. The Bank, Citadel and J.P. Morgan agree that the issuance of the Offered Shares and all of the obligations of J.P. Morgan hereunder are subject to the performance by the Bank and Citadel of their obligations hereunder and to the following additional conditions (the parties acknowledge that if any of conditions (a), (f), (m), (n), (t), (u) and (v) is not satisfied, then Citadel or Fidelity or J.P. Morgan may prevent the closing from being consummated by giving written notice thereof to each of the other parties):

     (a) the Form OC shall have become effective (or if a post-effective amendment is required to be filed under the OTS Regulations, such post-effective amendment shall have become effective); and no stop order suspending the effectiveness of the Form OC shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the OTS; and all requests for additional information shall have been complied with to the satisfaction of J.
P. Morgan;

     (b) the representations and warranties of the Bank and Citadel contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Bank and Citadel shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

     (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Bank by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (d) since the respective dates as of which information is given in the Offering Circular, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Bank and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular, the effect of which in the judgment of J.P. Morgan makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Shares on the terms and in the manner contemplated in the Offering Circular;

     (e) J.P. Morgan shall have received on and as of the Closing Date a certificate of an executive officer of the Bank with respect to the Bank and its subsidiaries and a certificate of an executive officer of Citadel with respect to Citadel, in each case satisfactory to J.P. Morgan, to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Bank and its subsidiaries taken as a whole from that set forth or contemplated in the Form OC;

      (f) J.P. Morgan shall have solicited binding offers for the purchase of at least 20,952,381 Offered Shares;

      (g) the Bank shall have entered into two or more definitive purchase and sale agreements ("Bulk Sale Agreements") at or prior to the Closing Date pursuant to which the Bank will sell to third parties in two or more separate bulk sale transactions certain problem and other assets of the Bank with an aggregate net book value as of March 31, 1994 of approximately $465 million, including substantially all of the Bank's NPAs (as defined in the Offering Circular) which agreements shall be in full force and effect on the Closing Date, shall be in form and substance satisfactory to J.P. Morgan and shall provide for the deposit of at least 10% of the purchase price for such transactions prior to the closing thereof, which deposits shall have been made and not withdrawn;

      (h) the Bank and Citadel shall have entered into (1) a definitive purchase and sale agreement (the "Citadel Sale Agreement") at or prior to the Closing Date pursuant to which the Bank will sell to Citadel (the "Citadel Sale") four properties (the "Properties") having an aggregate net book value at March 31, 1994 of approximately $24.5 million for a purchase price of approximately $20.3 million and (2) agreements ("Financing Agreements") pursuant to which the Bank will provide financing for the Citadel Sale, such financing to be in accordance with the terms of such financing described in the Offering Circular; the Citadel Sale Agreement and the Financing Agreements shall be in form and substance satisfactory to J.P. Morgan; and on the Closing Date the Bank shall sell and Citadel shall purchase the Properties in accordance with the terms of the Citadel Sale Agreement and the Financing Agreements;

      (i) the Bank shall have redeemed at or prior to the Closing Date in accordance with the terms of the Settlement Agreement (as defined in the Offering Circular) the $60 million principal amount of its 11.68% subordinated notes outstanding pursuant to the Subordinated Loan Agreement dated as of May 15, 1990 between the Bank, Citadel and four lenders, including The Chase Manhattan Bank, N.A. ("Chase"); the

Settlement Agreement shall be in full force and effect on the Closing Date and shall be in form and substance satisfactory to J.P. Morgan and the Bank and Chase shall have taken all other actions required to be taken by them pursuant to the terms of the Settlement Agreement without any waiver, amendment or modification thereof not approved by J.P. Morgan;

      (j) prior to the Closing Date, the Bank shall have declared a dividend to Citadel of the Office Buildings (as defined in the Offering Circular), and on the Closing Date, (1) the Bank will pay and distribute the dividend of such Office Buildings to Citadel and (2) the Bank and Citadel will execute and deliver leases by the Bank of portions of such Office Buildings, such leases to be on the terms and conditions set forth in the Offering Circular and to be satisfactory in form and substance to J.P. Morgan;

      (k) immediately prior to the Closing Date, the Bank shall have transferred to Citadel its interest in the D&O Litigation (as defined in the Offering Circular);

      (l) on or prior to the Closing Date, Citadel shall have sold to the Bank all the issued and outstanding capital stock of Gateway for a purchase price equal to the book value thereof;

      (m) the Amended Charter and Amended By-Laws of the Bank shall have been approved by the OTS and the Amended Charter shall have been duly filed with the OTS;

      (n) the OTS shall have approved (1) the reclassification of the Bank's currently outstanding common stock, par value $0.01 per share, into 6,595,624 shares of Class B Common Stock, which number of shares may be subject to adjustment after the Closing Date as described in the Offering Circular; (2) each of the transactions described under paragraphs (h)-(m), inclusive, above and (3) all other matters and transactions required to consummate the Restructuring and Recapitalization; and J.P. Morgan shall have received evidence of such approval;

      (o) Gibson, Dunn & Crutcher, counsel for the Bank and Citadel or, with respect to the opinions set forth in paragraphs (ii), (iii), (iv) and (vi) below, and, with respect to the matters expressed in paragraph (xx) below, Godfrey B. Evans, Executive Vice President, General Counsel and Corporate Secretary of the Bank, shall have furnished to J.P. Morgan their or his written opinions, as applicable, dated the Closing Date, in form and substance satisfactory to J.P. Morgan, to the effect that:

           (i) the Bank has been duly incorporated and is validly existing as a federally-chartered stock savings bank in good standing under the laws of the United States, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

           (ii) The Bank has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would have a material adverse effect on the Bank and its subsidiaries taken as a whole;

           (iii) the Amended Charter has been duly adopted by the Board of Directors of the Bank and Citadel as sole stockholder of the Bank and has been duly filed with the OTS;

           (iv) other than as set forth or contemplated in the Offering Circular, there are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened to which the Bank or any of its subsidiaries is or may be a party or to which any property of the Bank or its subsidiaries is or may be the subject which, if determined adversely to the Bank or such subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the business, prospects, management, financial position, stockholders' equity or results of operations of the Bank and its subsidiaries taken as a whole; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Form OC or required to be described in the Form OC or the Offering Circular which are not filed or described as required;

           (v) Citadel has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as currently being conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and Citadel is duly registered as a savings and loan holding company pursuant to 12 U.S.C.(S)1467a;

           (vi) Gateway has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as currently being conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole; and all the outstanding shares of capital stock of Gateway ("Gateway Stock") have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Bank, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims (provided that such counsel may assume that the Bank took delivery of such Gateway Stock, issued or endorsed to the Bank, in good faith and without notice of any adverse claim);

           (vii) this Agreement has been duly authorized, executed and delivered by the Bank and Citadel;

           (viii) the authorized capital stock of the Bank conforms as to legal matters to the description thereof contained in the Offering Circular; and, to the best of such counsel's knowledge except as described in or expressly contemplated by the Offering Circular, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Bank or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Bank or any such subsidiary, and such convertible or exchangeable securities or any such rights, warrants or options;

           (ix) the only outstanding shares of capital stock of the Bank are 6,595,624 shares of Class B Common Stock; and such shares of Class B Common Stock have been duly authorized and are validly issued, fully paid and non-assessable;

           (x) the Offered Shares to be issued and sold by the Bank pursuant to this Agreement have been duly authorized, and when delivered and paid for in accordance with the terms of this Agreement and the Investor Purchase Agreements, will be validly issued, fully paid and non-assessable and the issuance of the Offered Shares is not subject to any preemptive or similar rights under the Amended Charter, the Amended By-Laws and the Restructuring Agreements;

           (xi) the Class A Common Stock issuable upon conversion of the Class B Common Stock and Class C Common Stock has been duly authorized and reserved for issuance upon such conversion and when such Class A Common Stock is issued upon conversion in accordance with the Amended Charter such Class A Common Stock will be duly issued and fully paid and non-assessable and the issuance of such Class A Common Stock is not subject to any pre-emptive or similar rights;

           (xii) the reclassification of the Bank's existing Common Stock into Class B Common Stock into Class B Common Stock in accordance with the Amended Charter and the delivery to Citadel of certificates evidencing the Class B Common Stock is exempt from the registration requirements of the OTS Regulations;

           (xiii) the issue and sale of the Offered Shares, the reclassification of the Bank's existing common stock into Class B Common Stock in accordance with the Amended Charter, the performance by the Bank of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified to such counsel by officers of the Bank as material in a schedule attached to such opinion and to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, nor will any such action result in any violation of the provisions of the Amended Charter, or the Amended By-Laws of the Bank or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body of the United States or the State of California having jurisdiction over the Bank or its properties;

           (xiv) all consents, approvals, authorizations, orders, registrations or qualifications of or with any court or governmental agency or body of the United States or the State of California required for the issue and sale of the Offered Shares, the reclassification of the Bank's existing common stock into Class B Common Stock in accordance with the Amended Charter, or the consummation of the other transactions contemplated by this Agreement have been obtained and are in full force and effect, except such consents, approvals, non-objections to notices, authorizations, registrations or qualifications as have been obtained under the OTS Regulations and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Offered Shares;

           (xv) apart from this Agreement as to which an opinion is expressed in paragraph (vii) above, each of the various transactions forming a part of the Restructuring and the Recapitalization and all Restructuring Agreements have been duly authorized by all necessary action on the part of the Bank and Citadel as its sole stockholder and such agreements have been duly executed and delivered by the Bank and constitute valid and binding obligations of the Bank, enforceable in accordance with their terms except as their valid and binding nature or enforceability may be limited by (i) bankruptcy, reorganization, insolvency, liquidation or other laws affecting creditors' rights generally, (ii) equitable principles of general applicability and (iii) other customary exceptions (the parties acknowledge that this opinion may be delivered by counsel other than

     Gibson Dunn & Crutcher provided such firm is entirely satisfactory to J.P. Morgan);

           (xvi) the performance by the Bank of the Restructuring and the Restructuring Agreements and the consummation of the transactions contemplated thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified to such counsel by officers of the Bank as material in a schedule attached to such opinion and to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, nor will any such action result in any violation of the provisions of the Amended Charter and Amended By-Laws of the Bank or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body of the United States or the State of California having jurisdiction over the Bank or its properties; and all consents, approvals, non-objections to notices, authorizations, orders, registrations, or qualifications of or with any such court or governmental agency or body of the United States or the State of California required for the performance by the Bank of the Restructuring and the Restructuring Agreements and the consummation of the transactions contemplated thereby have been obtained and are in full force and effect ;

           (xviii) apart from this Agreement as to which an opinion is expressed in paragraph (vii) above, each of the various transactions forming a part of the Restructuring and the Recapitalization and all Citadel Restructuring Agreements have been duly authorized by all necessary action on the part of Citadel and its stockholders and such agreements have been duly executed and delivered by Citadel and constitute valid and binding obligations of Citadel, enforceable in accordance with their terms except as their valid and binding nature or enforceability may be limited by (i) bankruptcy, reorganization, insolvency, liquidation or other laws affecting creditors' rights generally, (ii) equitable principles of general applicability and
    (iii) other customary exceptions;

           (xviii) the performance by Citadel of the Restructuring and the Recapitalization and the Citadel Restructuring Agreements and the
     consummation of the transactions contemplated thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Citadel is a party or by which Citadel is bound or to which any of the property or assets of Citadel is subject and which has been identified as material to such counsel by officers of Citadel in a schedule attached to such opinion, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of Citadel or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body of the United States or the State of California having jurisdiction over Citadel, its subsidiaries or any of their respective properties; and all consents, approvals, authorizations, orders, registrations or qualifications of or with any such court or governmental agency or body of the United States or the State of California required for the performance by Citadel of the Restructuring, the Recapitalization and the Citadel Restructuring Agreements and the consummation of the transactions contemplated thereby have been obtained and are in full force and effect;

           (xix) the statements in the Offering Circular under the captions "Risk Factors - Certain Considerations Regarding the Restructuring and Recapitalization - Regulatory Limitations on Ownership; Anti-Takeover Provisions," "Restructuring and Recapitalization," "Business - Taxation," "Business - Regulation and Supervision," "Business - Regulation of Fidelity Affiliates and Dividends," "Business - Federal Reserve System," "Business - Gateway," "Management Employment Contracts and Change in Control Agreement," "Certain Transactions," "Certain Federal Income Tax Considerations" and "Plan of Distribution," and in the Form OC in Item 14, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings; and

           (xx) such counsel (A) is of the opinion that the Form OC and the Offering Circular and any amendments and supplements thereto (except for the financial statements included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the OTS Regulations and (B) has no reason to believe that (except for the financial statements and notes thereto and other financial or statistical information included therein as to which such counsel need express no belief) the Form OC and the Offering
     Circular included therein at the time the Form OC became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Offering Circular as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

     Such opinions may be expressly limited to matters governed by California and Federal law and the Delaware General Corporation Law. In rendering such opinion, such counsel may rely (A) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Bank, Citadel and Gateway and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Bank, Citadel and Gateway. With respect to the matters to be covered in subparagraph (XX) above, counsel may state that they assume no responsibility for the accuracy or completeness of the information contained in the Form OC and that their opinion and belief is based upon their participation in the preparation of the Form OC and the Offering Circular and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

     The opinion described in this paragraph (o) shall be rendered to you at the request of the Bank and Citadel and shall so state therein.

     The parties hereto understand that opinions of Delaware law regarding any authorizations of the Restructuring and Recapitalization required from the stockholder of Citadel will be provided by Morris, Nichols, Arsht & Tunnel, which opinions will be rendered to J.P. Morgan at the request of the Bank and Citadel and shall so state therein.

     (p) On the effective date of the Form OC and the effective date of the most recently filed post-effective amendment to the Form OC and also on the Closing Date, Deloitte & Touche shall have furnished to J.P. Morgan letters, dated the respective dates of delivery thereof, in form and substance satisfactory to J.P. Morgan, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Form OC and the Offering Circular;

     (q) J.P. Morgan shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel to J.P. Morgan, with respect to the due authority and valid issuance of the Offered Shares, the Form OC, the Offering Circular and other related matters as J.P. Morgan may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (r) on or prior to the Closing Date, the Bank and Citadel shall have furnished to J.P. Morgan such further certificates and documents regarding their corporate organization as J.P. Morgan shall reasonably request;

     (s) J.P. Morgan shall have received copies of the executed originals of the Investor Purchase Agreements;

     (t) no injunction, order, decree or judgment shall have been entered by any court or governmental agency or body enjoining, prohibiting or otherwise making illegal the consummation of the offering contemplated by this Agreement or the transactions contemplated by the Restructuring or Recapitalization, nor shall any suit, action or proceeding of any kind been brought by any governmental agency or body or other person or entity seeking to enjoin, prohibit or otherwise make illegal the consummation of the offering contemplated by this Agreement or the transactions contemplated by the Restructuring or Recapitalization;

     (u) Citadel shall have received an opinion, in form and substance reasonably satisfactory to it, from Bear Stearns & Co. to the effect that sale of the Offered Shares, together with the reclassification of the outstanding share of common stock of the Bank into 6,595,624 shares of Class B Common Stock, subject to reduction as described in the Offering Circular, is fair, from a financial point of view, to Citadel and its stockholders;

          (v) each of the requisite governmental or regulatory approvals and authorizations required in connection with the consummation of the transactions contemplated by this Agreement and the Restructuring and Recapitalization (including any such approvals or authorizations required to be obtained by investors) shall have been obtained, shall be in full force and effect and shall not contain any conditions or qualifications having in the reasonable judgment of J.P. Morgan a material adverse effect on the business, prospects, management, financial position, stockholders' equity or results of operations of the Bank and its subsidiaries taken as a whole;

          (w) the Stockholders Agreement dated as of June 30, 1994 between the Bank and Citadel, the Registration Rights Agreement dated June 30, 1994 among the Bank, Citadel and certain holders of Class C Common Stock and the Tax Disaffiliation Agreement dated as of June 30, 1994 between the Bank and Citadel shall have been executed and delivered by the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to J.P. Morgan; and

          (x) each of the representations, warranties and covenants of the purchasers contained in the Investor Purchase Agreements shall be true and correct on the Closing Date if made on and as of the Closing Date; and such purchasers shall have complied with all agreements and all conditions on their part to be performed or satisfied thereunder at or prior to the Closing Date.

     10. The Bank agrees to indemnify and hold harmless J.P. Morgan and each person, if any, who controls J.P. Morgan within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Form OC or the Offering Circular (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto) or any preliminary offering circular, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to J.P. Morgan furnished to the Bank in writing by J.P. Morgan expressly for use therein; provided that the foregoing
         --------
indemnity with respect to any preliminary offering circular shall not inure to the benefit of J.P. Morgan (or to the benefit of any person controlling J.P. Morgan) if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Offering Circular is eliminated or remedied in the Offering Circular (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Offering Circular (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Offered Shares to such person.

     J.P. Morgan agrees to indemnify and hold harmless the Bank, its directors, its officers who sign the Form OC, each person named in the Offering Circular as a person who will become a director of the Bank as of the Closing Date and each person who controls the Bank within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (except for Citadel and any person controlling Citadel), to the same extent as the foregoing indemnity from the Bank to J.P. Morgan, but only with reference to information relating to J.P. Morgan furnished to the Bank in writing by J.P. Morgan expressly for use in the Form OC, the Offering Circular, any amendment or supplement thereto, or any preliminary offering circular.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Any delay or failure by the Indemnified Party to provide such written notification shall only relieve the Indemnifying Person from its indemnification obligations hereunder to the extent it is prejudiced by such delay or failure. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impeded parties) include both the

 Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for J.P. Morgan and such control persons of J.P. Morgan shall be designated in writing by J.P. Morgan and any such separate firm for the Bank, its directors, its officers who sign the Form OC, each person named in the Offering Circular as a person who will become a director of the Bank as of the Closing Date and such control persons of the Bank shall be designated in writing by the Bank. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected in good faith without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 10 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and J.P. Morgan on the other hand from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and J.P. Morgan on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and J.P. Morgan on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Shares (before deducting expenses) received by the Bank and the Placement Agency Fee received by J.P. Morgan, in each case as set forth in the table on the cover of the Offering Circular, bear to the aggregate public offering price of the Offered Shares. The relative fault of the Bank on the one hand and J.P. Morgan on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by J.P. Morgan and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Bank and J.P. Morgan agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, in no event shall J.P. Morgan be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares distributed to the public were offered to the public exceeds the amount of any damages that J.P. Morgan has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section 10 are in addition to any liability which the Indemnifying Persons may have otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this Section 10, the representations and warranties of the Bank and Citadel set forth in this Agreement and the guarantee obligations of Citadel set forth below shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of J.P. Morgan or any person controlling J.P. Morgan or by or on behalf the Bank, its officers or directors or any other person controlling the Bank and (iii) acceptance of and payment for any of the Offered Shares.

     Subject to clauses (i) and (ii) below, Citadel hereby unconditionally guarantees the indemnity and contribution obligations of the Bank set forth in the first and fourth paragraphs of this section 10, provided that:

     (i) Citadel shall have no liability under this guarantee unless and until
(A) the relevant Indemnified Person shall have obtained a final, unappealable judgment against the Bank in a court of appropriate jurisdiction for losses, claims, damages and liabilities payable by the Bank under such paragraph, (B) the Bank shall have failed to satisfy such judgment in whole or in part for a period in excess of 20 days, and (C) the relevant Indemnified Person shall have delivered a certified copy of such judgment to Citadel and notified Citadel in writing to what extent the Bank shall have failed to satisfy such judgment, and

     (ii) the liability of Citadel under this guarantee shall in any event not exceed such portion of any such judgment as shall have remained unsatisfied at the end of the 20-day period referred to in clause (i) (B) (the "Guaranteed Amount").

     This is a continuing guarantee of the Guaranteed Amount and may not be revoked. Except as expressly set forth herein, Citadel hereby waives presentment, demand for payment or performance, notice of dishonor or nonperformance, protest, acceptance or notice of acceptance of this guarantee and any defenses available to it as a guarantor as a result of a modification of the underlying obligations guaranteed so long as such modification does not materially adversely affect the interests of Citadel. Citadel assumes the responsibility for being and keeping itself informed of the financial condition of the Bank and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Amount that diligent inquiry would reveal and agrees that the Bank shall have no duty to advise Citadel of information regarding such condition or circumstances.

    The indemnity and contribution agreements contained herein shall be in addition to and not in lieu of any indemnification and contribution arrangements provided for under the terms of the Engagement Letters and this Agreement and the indemnity and contribution agreements contained herein shall in no way limit or modify J.P. Morgan's rights under the Engagement Letters.

    11. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of J.P. Morgan, by notice given to the Bank and Citadel, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Bank or Citadel shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of J.P. Morgan, is material and adverse and which, in the judgment of J.P. Morgan, makes it impracticable to market the Offered Shares on the terms and in the manner contemplated in the Offering Circular.

    12. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Form OC (or, if applicable, any post-effective amendment) by the OTS.

    13. If this Agreement shall be terminated by J.P. Morgan because of any failure or refusal on the part of the Bank to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Bank shall be unable to perform its obligations under this Agreement or any condition of J.P. Morgan's obligations cannot be fulfilled, the Bank agrees to reimburse J.P. Morgan for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by J.P. Morgan in connection with this Agreement or the offering contemplated hereunder, provided that no such reimbursement shall be required if this Agreement is terminated pursuant to Section 11 or if any of the conditions specified in Sections 9(f), (s) or (x) is not satisfied.

     14. This Agreement shall inure to the benefit of and be binding upon the Bank, Citadel, J.P. Morgan, and controlling persons referred to herein and their respective successors and assigns. Except as provided in Section 7(m) hereof, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

     15. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to J.P. Morgan shall be given to J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telecopy (212) 648-5024); Attention: Syndicate Department. Notices to the Bank shall be given to it at 600 North Brand Avenue, Glendale, California 91203, (telecopy (818) 549-3773); Attention: Godfrey B. Evans. Notices to Citadel shall be given to it at 600 North Brand Avenue, Glendale, California 91203, (telecopy (818) 549-3762); Attention: Steven Wesson.

     16. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

    If the foregoing is in accordance with J.P. Morgan's understanding, please sign and return four counterparts hereof.

                                       Very truly yours,

                                       FIDELITY FEDERAL BANK,
                                       A Federal Savings Bank

                                       By: /s/ RICHARD M. GREENWOOD
                                          ---------------------------
                                           Name: Richard M. Greenwood
                                           Title: President and Chief Executive
                                                   Officer

                                       CITADEL HOLDING CORPORATION

                                       By: /s/ RICHARD M. GREENWOOD
                                          ---------------------------
                                           Name: Richard M. Greenwood
                                           Title: President and Chief Executive
                                                   Officer

Accepted: July 12, 1994

J.P. Morgan Securities Inc.

By: /s/ KENNETH S. MCCORMICK
   ---------------------------
    Name: Kenneth S. McCormick
    Title: Managing Director